UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 10, 2013

NMI Holdings, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-36174	45-4914248
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 Powell Street, 12th Floor, Emeryville, CA.	94608
(Address of Principal Executive Offices)	(Zip Code)

(855) 530-6642
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see  General Instruction A.2. below):

⃞      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.     Regulation FD
On December 10, 2013, NMI Holdings, Inc. ("NMIH") issued a news release announcing that its primary insurance subsidiary, National Mortgage Insurance Corporation ("National MI"), will introduce, and seek state insurance regulatory approval of, a new version of its master policy of mortgage guaranty insurance ("New Master Policy"). National MI is awaiting final approval of the New Master Policy from Freddie Mac, Fannie Mae and the Federal Housing Finance Agency. Among other changes, National MI's New Master Policy will provide "rescission relief" terms that are more favorable to its lender customers than the rescission relief terms in its current master policy. Under the terms of National MI's current master policy, after a borrower has timely made 18 consecutive monthly payments on a National MI insured loan, National MI may not rescind or cancel coverage of that loan for borrower fraud or underwriting defects. In addition, upon the borrower attaining 18 full and timely consecutive monthly payments, National MI's current master policy contains limitations on its ability to initiate an investigation of fraud or misrepresentation by insureds or any other party involved in the origination of an insured loan. The terms of the New Master Policy will restrict National MI's rescission rights after a borrower has timely made 12 consecutive monthly payments on a loan, rather than 18 months as provided in the current master policy. A copy of the news release announcing this change is furnished as Exhibit 99.1 to this report.
The information included in, or furnished with, this report shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act"), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.
Item 9.01.          Financial Statements and Exhibits.
(d) Exhibits.
99.1               NMI Holdings, Inc. News Release dated December 10, 2013.
_____________________

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NMI Holdings, Inc.
(Registrant)

Date: December 10, 2013
By: /s/ Glen Corso
Name: Glen Corso
Title: General Counsel

EXHIBIT INDEX

Exhibit No.    Description

99.1         NMI Holdings, Inc. News Release dated December 10, 2013.